Exhibit 5.1




                                                     May 7, 1999



             Premier Parks Inc.
             11501 Northeast Expressway
             Oklahoma City, Oklahoma 73131


                  Re:  Premier Parks Inc.;
                       Registration Statement on Form S-3
                       ----------------------------------

             Ladies and Gentlemen:

                       We have acted as counsel to Premier Parks Inc., a
             Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the resale by the holders named therein (the "Selling Stockholders") of up to an aggregate of 337,467 shares of common stock, $.025 par value per share, of the Registrant (the "Shares").

                       In connection therewith, we have examined the
             Certificate of Incorporation and the By-Laws of the Registrant, resolutions of the Board of Directors of the Registrant and the Registration Statement. We also have made such inquiries and have examined originals or copies of other instruments as we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.

                       Based upon the foregoing, we are of the opinion
             that the Shares are duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Registrant.

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             Premier Parks Inc.
             Page -3-
             May 7, 1999




                       We hereby consent to the filing of this opinion
             as Exhibit 5.1 to the Registration Statement and to the reference therein to our firm under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,


                                           /s/ Thelen Reid & Priest LLP

                                           THELEN REID & PRIEST LLP